Exhibit 99.1

Vocus Signs Definitive Agreement to be Acquired by GTCR

BELTSVILLE, MD and CHICAGO, IL – APRIL 7, 2014 – Vocus, Inc. (NASDAQ: VOCS) (the “Company”), a leading provider of cloud-based marketing and public relations software, today announced it has entered into a definitive merger agreement to be acquired by GTCR Valor Merger Sub, Inc., an affiliate of GTCR LLC (“GTCR”), in an all-cash transaction valued at approximately $446.5 million.

Upon the terms and subject to the conditions of the agreement, GTCR Valor Merger Sub, Inc. will commence a tender offer to acquire all of the outstanding shares of Vocus’s common stock for $18.00 per share, net to the holder of such share of Vocus common stock, in cash, without interest and subject to any applicable tax withholding. The offer price per share for common stock represents a premium of 48% over Vocus’s closing share price on April 4, 2014, the last trading day prior to announcement, and a premium of approximately 79% over the twelve-month volume weighted average share price for the period ended April 4, 2014. As part of the transaction, GTCR Valor Merger Sub, Inc. will also acquire all outstanding shares of Vocus’s Series A Convertible Preferred Stock for its stated value of $77.3 million. The Vocus board of directors approved the transactions with the unanimous vote of those voting, with one director abstaining, and recommends the Company’s stockholders tender their shares in the offer.

“For our shareholders, this agreement provides an opportunity to realize cash value for their shares at a significant premium to historical share prices,” said Rick Rudman, CEO of Vocus. “For our employees and customers, we believe that joining forces with GTCR creates a significant opportunity to utilize each other’s strengths and move even faster toward our vision of creating innovative software and making our customers successful.”

“We are very pleased to announce this transaction and partner with Vocus to help maximize its growth potential,” said Mark Anderson, a GTCR Managing Director. “Vocus has a demonstrated history of building innovative software and helping customers achieve success. We look forward to the opportunity to work with Vocus to enhance its industry leadership.”

Concurrently with entering into the merger agreement, GTCR Valor Companies, Inc. and GTCR Valor Merger Sub, Inc. entered into separate tender and support agreements with Okumus Fund Management Ltd., Mr. Rudman and Stephen Vintz, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, pursuant to which they have each agreed, subject to the terms and conditions thereof, to tender their respective shares of Vocus’s common stock in the offer, which together represent 27.7% of the currently outstanding shares of Vocus’s common stock. Also concurrently with entering into the merger agreement, GTCR Valor Companies, Inc. and GTCR Valor Merger Sub, Inc. entered into a separate stock purchase, non-tender and support agreement with JMI Equity Fund VI, L.P. (“JMI”), pursuant to which GTCR Valor Merger Sub, Inc. agreed to purchase, following its acceptance of shares tendered in the offer, and subject to the terms and conditions thereof, all of JMI’s shares of Vocus’s Series A Convertible Preferred Stock, representing all of the Company’s outstanding shares of Series A Convertible Preferred Stock.

Any shares not tendered in the offer will be acquired in a second-step merger at the same cash price as paid in the offer. Closing of the transaction is conditioned upon, among other things, satisfaction of a minimum tender condition, clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, receipt of funding under financing agreements and other customary closing conditions. Once the transaction is complete, Vocus will become a private company. Vocus currently expects the transaction to close before the end of the second quarter of 2014.

Stifel is serving as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Vocus.

Vocus plans to release Q1 results for 2014 on or before April 30, 2014. Due to the pending transaction, Vocus does not intend to host an investor call to discuss earnings.

About Vocus

Vocus (NASDAQ: VOCS) provides leading cloud-based marketing and public relations software that enables companies to acquire and retain customers. The company offers products and services to help clients attract and engage prospects, nurture and convert customers, and measure and improve marketing effectiveness. More than 16,000 annual subscription customers across a wide variety of industries use Vocus software. The company is headquartered in Beltsville, MD with offices in North America, Europe and Asia. For more information, visit www.vocus.com or call (800) 345-5572.

About GTCR

Founded in 1980, GTCR is a leading private equity firm focused on investing in growth companies in the Financial Services & Technology, Healthcare and Information Services & Technology industries. The Chicago-based firm pioneered The Leaders Strategy™ – finding and partnering with management leaders in core domains to identify, acquire and build market-leading companies through transformational acquisitions and organic growth. Since its inception, GTCR has invested more than $10 billion in over 200 companies. For more information, please visit www.gtcr.com.

Vocus Contact

Breeanna Straessle

+1 (301) 479-3921

bstraessle@vocus.com

GTCR Contact

Eileen Rochford

+1 (312) 953-3305

Important Additional Information

The tender offer for the outstanding common stock of Vocus, Inc. has not yet commenced. This press release is neither an offer to buy nor the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Vocus, Inc. common stock will be made only pursuant to an offer to purchase and related materials that GTCR Valor Companies, Inc. and GTCR Valor Merger Sub, Inc. intend to file with the U.S. Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, GTCR Valor Companies, Inc. and GTCR Valor Merger Sub, Inc. will file a Tender Offer Statement on Schedule TO with the SEC, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. The Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement on Schedule 14D-9 will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to Vocus, Inc. stockholders when available, and may also be obtained by contacting Vocus, Inc.’s Investor Relations Department at 12051 Indian Creek Court, Beltsville, Maryland 20705, (301) 459-2590 or investorrelations@vocus.com. In addition, all of these materials (and all other tender offer documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov.

Forward Looking Statements

Certain statements made herein with respect to the tender offer and related transactions, including, for example, the timing of the completion of the merger the potential benefits of the merger, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the effect of the announcement of the tender offer and related transactions on the Company’s business relationships (including, without limitation, partners and customers), operating results and business generally; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, and the risk that the merger agreement may be terminated in circumstances that require the Company to pay a termination fee of $13 million; the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement; uncertainties as to the number of stockholders of the Company who may tender their stock in the tender offer; the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger (and any conditions, limitations or restrictions placed on these approvals); the failure of the buyer to consummate the necessary financing arrangements; risks that the tender offer and related transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the proposed transactions; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties; and those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2013. Our SEC filings are available publicly on the SEC’s website at www.sec.gov, on our website at www.vocus.com or upon request via email to investorrelations@vocus.com. We disclaim any obligation or undertaking to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.